----- GOLDEN                           DEFERRED
  -------- AMERICAN                         COMBINATION
---------- LIFE INSURANCE                   VARIABLE AND
   ------- COMPANY                          FIXED ANNUITY
                                            GROUP MASTER CONTRACT

Golden American is a stock company domiciled in Delaware.
--------------------------------------------------------------------------------

         Offices: 1475 Dunwoody Drive, West Chester, Pennsylvania 19380




 CONTRACTHOLDER: [Golden Investor Trust, Inc.]    GROUP CONTRACT NUMBER: [12345]

 ISSUED IN:  [Delaware]                  CONTRACT ISSUE DATE:  [January 1, 1996]


     In this Contract, we, our and us refer to the Golden American Life Insurance Company.

     In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described in this Contract to the persons eligible (herein called "Annuitant[s]") under the terms of this Contract.

     If this Contract is in force, we will make income payments to the Certificate Owner starting on the Annuity Commencement Date shown in each Certificate. If the Certificate Owner or the Annuitant (if the Owner is other than a natural person) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

     All death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.

     All provisions set forth on the following pages are a part of this Contract.

     Signed for Golden American Life Insurance Company on the Contract Issue
     Date.


President:  /S/  Chris Schreier          Secretary:  /S/  Paula Cludray-Engelke

--------------------------------------------------------------------------------
DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT
- NO DIVIDENDS
Variable Cash Surrender Values while a Certificate Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

GA-MA-1090

                                TABLE OF CONTENTS


          The contents of this Contract appear in the following order:

SCHEDULE.................................................................4

     Premium Payment and Investment Information
     General Account
     Contract Facts
     Charges
     Income Plan Factors

IMPORTANT TERMS.........................................................11

INTRODUCTION TO THE CONTRACT............................................13

     Eligibility
     The Certificate Owner
     The Annuitant
     The Beneficiary

     Change of Certificate Owner or Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES.................................15

     Initial Premium Payment
     Additional Premium Payment Option
     Reallocation of Accumulation Value

     What Happens if a Variable Separate Account Division is Not Available Restricted Funds
     Thresholds
     Dollar Cap
     Premium Threshold
     Allocation Threshold
     Thresholds - Effect on Withdrawals
     Threshold Processing

HOW WE MEASURE THE ACCUMULATION VALUE...................................18

     The Variable Separate Accounts
     The General Account
     Valuation Period
     Accumulation Value

     Accumulation Value in Each Division and Fixed Allocation
     Fixed Account Guarantee Periods
     Market Value Adjustments
     Measurement of Investment Experience
     Charges Deducted From Accumulation Value for Each Processing Period

THE CERTIFICATE OWNER'S BENEFITS........................................23

     Cash Value Benefit
     Partial Withdrawal Option

DEATH BENEFIT PROCEEDS..................................................24

     Proceeds Payable to the Beneficiary

GA-MA-1090                             2

BENEFIT OPTION PACAKGES.................................................25

     Election of Benefit Option Packages
     Description of Benefit Package I
     Description of Benefit Package II
     Description of Benefit Package III

CHOOSING AN INCOME PLAN.................................................32

     Annuity Benefits
     Annuity Commencement Date Selection
     Frequency Selection
     The Income Plan
     The Annuity Options
     Payment When Named Person Dies

GENERAL PROVISIONS......................................................35

     Entire Contract
     Sending Notice to Us
     Reports to Certificate Owner
     Assignment
     Changing the Contract
     Contract Changes - Applicable Tax Law
     Misstatement of Age or Sex
     Non-Participating
     Payments We May Defer
     Authority to Make Agreements
     Computations
     Facility of Payment
     Incontestability
     Certificates
     Conformity With Law
     Records
     Certificate Owner's Right to Examine the Certificate

GA-MA-1090                             3

                                  The Schedule
--------------------------------------------------------------------------------

PREMIUM PAYMENT AND INVESTMENT INFORMATION

     Investment
     Initial Premium                                                            [Minimum $10,000.]
     Accumulation Value                                                         As shown in each Certificate.

     Additional Premium Payment
     Minimum payment:                                                           $[50]

     Maximum Attained Age of Annuitants and Certificate Owners                  [86]

     Allocations
     Maximum Divisions at any one time                                          [twenty]
     Allocation changes per Certificate Year without charge                     [Twelve]
     Excess allocation charge                                                   $[0]

THE VARIABLE SEPARATE ACCOUNT

Divisions Investing in Shares of Mutual Funds

Separate Account B is a unit investment trust separate account, organized in and governed by the laws of the State of Delaware, our state of domicile. Separate Account B is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio (the "Series") designated. Each portfolio is a part of The GCG Trust managed by Directed Services, Inc.

  SERIES                                     SERIES                                   SERIES
  ------                                     ------                                   ------
  [Eagle Value Equity                        PIMCO Core Bond                          MFS Research
  MFS Total Return                           Liquid Asset                             Janus Growth and Income


The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolios are a part of the Prudential Series Fund, Inc. managed by Jennison Associates, LLC.

  PORTFOLIO                                 PORTFOLIO
  ---------                                 ---------
  Prudential Jennison                       Prudential SP Jennison International
   (Class S)                                  Growth (Class S)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolios are a part of the PIMCO Trust managed by Pacific Investment Management Company.

  PORTFOLIO
  ---------
  PIMCO VI High Yield Bond

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Aetna Variable Annuity Funds managed by Aeltus Investment Management, Inc.

  PORTFOLIO                                PORTFOLIO                                 PORTFOLIO
  ---------                                ---------                                 ---------
  Aetna GET Fund (Class N)                 Aetna Index Plus Large Cap VP (Class S)   Aetna Index Plus Small Cap VP (Class S)
  Aetna Value Opportunity VP (Class S)     Aetna Index Plus Mid Cap VP (Class S)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Alliance Variable Products Series Fund, Inc. managed by Alliance Capital Management, L.P.

  PORTFOLIO                                PORTFOLIO                               PORTFOLIO
  ---------                                ---------                               ---------
  AllianceBernstein Value                  Alliance Growth and Income (Class B)    Alliance Premier Growth
   (Class B)                                                                          (Class B)

GA-MA-1090                             4

--------------------------------------------------------------------------------

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Brinson Series Trust managed by Brinson Advisors, Inc.Alliance Capital Management, L.P.

  PORTFOLIO
  ---------
  Brinson Tactical Allocation (Class I)


The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Fidelity Variable Insurance Products Portfolio, managed by Fidelity Management & Research Co.

  PORTFOLIO                                  PORTFOLIO                               PORTFOLIO
  ---------                                  ---------                               ---------
  Fidelity VIP Growth                        Fidelity VIP Equity-Income (Class S2)   Fidelity VIP II Contrafund (Class S2)
    (Class S2)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Invesco Variable Investment Funds, Inc. managed by INVESCO.

  PORTFOLIO                                  PORTFOLIO                               PORTFOLIO
  ---------                                  ---------                               ---------
  INVESCO VI Financial Services              INVESCO VI Health Sciences              INVESCO VI Utilities

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Janus Aspen Series managed by Janus Capital Corporation.

  PORTFOLIO
  ---------
  Janus Aspen Worldwide Growth (Class S)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Pilgrim Variable Products Trust managed by ING Pilgrim Investments, LLC.

  PORTFOLIO                                  PORTFOLIO                               PORTFOLIO
  ---------                                  ---------                               ---------
  Pilgrim VP Convertible Bond (Class S)      Pilgrim VP LargeCap (Class S)           Pilgrim VP Worldwide Growth (Class S)
  Pilgrim VP Growth and Income (Class S)     Pilgrim VP MagnaCap (Class S)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Pioneer Variable Products Trust managed by Pioneer Investment Management, Inc.

  PORTFOLIO                                  PORTFOLIO
  ---------                                  ---------
  Pioneer VP Pioneer Fund (Class II)         Pioneer VP Small Company (Class II)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Putnam Variable Trust managed by Putnam Investment Management Co.

PORTFOLIO                                  PORTFOLIO                               PORTFOLIO
---------                                  ---------                               ---------
Putnam VP Growth and Income                Putnam International Growth &           Putnam VP Voyager Fund II (ClassB)
  (Class B)                                  Income   (Class B)

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Portfolio Partners, Inc managed by Massachusetts Financial Services, Inc.

  PORTFOLIO
  ---------
  PPI MFS Capital Opportunities]


NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THIS CONTRACT AND THE GCG TRUST FOR
      MORE DETAILS.

GA-MA-1090                             5

--------------------------------------------------------------------------------

GENERAL ACCOUNT

     [Guaranteed Interest Division

     A Guaranteed Interest Division provides an annual minimum interest rate of 3%. At our sole discretion, we may periodically declare higher interest rates. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations.

     Limitations on Allocations

     We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account.

     Transfers from a Guaranteed Interest Division

     We currently require that an amount allocated to a Guarantee Period not be transferred until the Maturity Date, except pursuant to our published rules. We reserve the right not to allow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions or to a Fixed Allocation to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer.]

GA-MA-1090                             6

--------------------------------------------------------------------------------

CONTRACT FACTS

     Processing Dates                          As shown in each Certificate.
     Specially Designated Division             [Liquid Asset Division.]
     Annuity Commencement Date                 As shown in each Certificate.
     Required Date of Annuity Commencement     As shown in each Certificate.
     Death Benefits                            As shown in each Certificate.
     Minimum Annuity Income Payment            As shown in each Certificate.
     Optional Benefit Riders                   None.

     Partial Withdrawals

     The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate. In no event may a Partial Withdrawal be greater than 90% of the Cash Surrender Value. After a Partial Withdrawal, the remaining Accumulation Value must be at least $100 to keep a Certificate in force.

     Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Certificate Year.

     Conventional Partial Withdrawals

     The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate.

     Any Conventional Partial Withdrawal is subject to a Market Value Adjustment unless withdrawn from a Fixed Allocation within 30 days prior to the Maturity Date.

     Systematic Partial Withdrawals

     Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date. Systematic Partial Withdrawals may be taken on a monthly, quarterly or annual basis. The maximum withdrawal amount which may be taken is shown in each Certificate. Systematic Partial Withdrawals from Fixed Allocations are not subject to a Market Value Adjustment. We may collect a Surrender Charge for Excess Partial Withdrawals.

     IRA Partial Withdrawals for Qualified Certificates Only

     IRA Partial Withdrawals may be taken on a monthly, quarterly or annual basis, as long as the minimum of $100 is met.

GA-MA-1090                             7

--------------------------------------------------------------------------------

     Fixed Account

     Minimum Fixed Allocation                   As shown in each Certificate.
     Guaranteed Minimum Interest Rate           As shown in each Certificate.

     Guarantee Periods: We currently offer Guarantee Periods of [6 months, 1, 3, 5, 7, and 10] years. We reserve the right to offer Guarantee Periods of durations other than those available on the Contract Issue Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

     Index Rate

     The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If these Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

     We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period of less than 28 days.

CHARGES

     Charge Deduction Division                 [Liquid Asset Division.]

     EXPENSE CHARGES

     Deduction from Premium Payments           None.

     Deductions from Accumulation Value

     Initial Administrative Charge             None.

     Administrative                            Charge $30 per
                                               Certificate
                                               Processing Period.
                                               The charge is
                                               incurred at the
                                               beginning of the
                                               Certificate
                                               Processing Period
                                               and deducted on
                                               the Certificate
                                               Processing Date at
                                               the end of each
                                               Certificate
                                               Processing Period.

     Excess Allocation Charge                  $25 - Covers the cost of allocations in excess of
                                               the twelve free allocation changes allowed per
                                               year.  This charge may be imposed at the time each
                                               additional allocation is processed.  The charge,
                                               unless the Certificate Owner specifies otherwise,
                                               will be deducted in proportion to the amount being
                                               transferred from each Division and Fixed Allocation.

     Surrender Charges                         As shown in the Certificate.

GA-MA-1090                             8

--------------------------------------------------------------------------------

     Premium Taxes                             We deduct from the Accumulation Value the amount of
                                               any premium or other state and local taxes levied by
                                               any state or governmental entity when such taxes are
                                               incurred.  We reserve the right to change the amount
                                               of the deduction to conform with changes in the law
                                               or if the Certificate Owner changes state of
                                               residence.  If the charge for premium taxes is
                                               incurred when premiums are received, we advance the
                                               amount of the charge to the Accumulation Value and
                                               deduct it in equal installments on each Certificate
                                               Processing Date.  Currently, we will waive the
                                               deduction of the applicable installment on each
                                               Certificate Processing Date.  However, we deduct the
                                               applicable unrecovered portion of the charge for
                                               premium taxes (not including installments which were
                                               waived) when determining the Cash Surrender Value
                                               payable if the Certificate is surrendered.

     Deductions from the Divisions

     Mortality and Expense Risk Charge        As shown in each Certificate.

     Asset Based Administrative Charge        As shown in each Certificate.


INCOME PLAN FACTORS

     These factors are shown in each Certificate.

GA-MA-1090                             9

GA-MA-1090                             10

                                 Important Terms
--------------------------------------------------------------------------------

     ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

     ANNUITANT- The person designated by the Certificate Owner to be the measuring life in determining annuity payments.

     ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which annuity payments begin.

     ANNUITY OPTIONS - Options the Certificate Owner selects that determine the form and amount of Annuity Payments.

     ANNUITY PAYMENT - The periodic payment a Certificate Owner receives. It may be either a fixed or a variable amount based on the annuity option chosen.

     ATTAINED AGE - The issue age of the annuitant or certificate Owner plus the number of full years elapsed since the certificate date.

     BENEFICIARY - The person designated to receive benefits in the case of the death of the Certificate Owner.

     BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

     CASH SURRENDER VALUE - The amount the Certificate Owner receives upon surrender of the Certificate.

     CERTIFICATE - This is a summary of the benefits and provisions provided by this Contract.

     CERTIFICATE ANNIVERSARY - The anniversary of the certificate date.

     CERTIFICATE DATE - The date we receive the Initial Premium upon which we begin determining the Certificate values. It may or may not be the same as the certificate issue date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

     CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer Service Center.

     CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the accumulation value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

     CERTIFICATE PROCESSING PERIOD - The period between successive certificate processing dates unless it is the first certificate processing period. In that case, it is the period from the certificate date to the first certificate processing date.

     CERTIFICATE YEAR - The period between certificate anniversaries.

     CERTIFICATE OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit.

     CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated on the enrollment form or later elected by the Certificate Owner.

     CONTINGENT ANNUITANT - The person designated by the certificate Owner who, upon the annuitant's death prior to the annuity commencement date, becomes the annuitant.

GA-MA-1090                             11

--------------------------------------------------------------------------------

     CONTRACT ISSUE DATE - The date this Contract is issued at our Customer Service Center.

     CONTRACTHOLDER - The entity to whom this Contract is issued.

     CREDIT(S)- An amount added by us to the Accumulation Value, which is a percent of premium paid. Initial Credits are amounts added as a result of the first premium paid (or paid within a defined period). Renewal Credits are amounts added as a result any subsequent premium payments

     EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also reflects the charges assessed against the Division for a valuation period.

     FIXED ACCOUNT - This is the Separate Account established to support Fixed Allocations.

     FIXED ALLOCATION - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

     GENERAL ACCOUNT - The account which contains all of our assets other than those held in our separate accounts.

     GUARANTEEPERIOD - The period of years a rate of interest is guaranteed to be credited to a fixed allocation or allocations to a Guaranteed Interest Division.

     GUARANTEED INTEREST DIVISION - An investment option available in the General Account.

     GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

     GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for Fixed Allocations or allocations to a Guaranteed Interest Division. The Guaranteed Minimum Interest Rate is an effective annual rate of 3.0%.

     INDEX OF INVESTMENT EXPERIENCE - The index that measures the performance of a Variable Separate Account Division.

     INITIAL PREMIUM - The payment amount required to put each Certificate in effect.

     ISSUE AGE - The annuitant's or Certificate Owner's age on the last birthday on or before the certificate date.

     MARKET VALUE ADJUSTMENT - A positive or negative adjustment to Fixed Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

     MATURITY DATE - The date on which a Guarantee Period matures.

     RIDERS - Riders add provisions or change the terms of the Certificate.

     SCHEDULE DATE - the date shown in the Certificate on which the Benefit
              Option Package elected takes effect. On the Certificate Issue Date, the Schedule Date is the same as the Certificate Date. Thereafter, if the current Benefit Option Package is replaced with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

     SPECIALLYDESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless the Certificate Owner specifies otherwise.

     VALUATION DATE - The day at the end of a valuation period when each Division is valued.

     VALUATION PERIOD - Each business day together with any non-Business Days before it.

     VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the
              Variable Separate Account shown in the Certificate Schedule.

GA-MA-1090                             12

                          Introduction to the Contract
--------------------------------------------------------------------------------

ELIGIBILITY

     Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

     The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract.

     One or more people may own a Certificate. If there are multiple Certificate Owners named, the age of the oldest Certificate Owner will be used to determine the applicable death benefit. In the case of a sole certificate Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit then due. If the sole certificate Owner is not an individual, we will treat the annuitant as the certificate Owner for purposes of determining when the certificate Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's Issue Age will determine the applicable death benefit payable to the Beneficiary. The sole certificate Owner's estate will be the beneficiary if no beneficiary designation is in effect, or if the sole designated beneficiary has predeceased the certificate Owner. In the case of a joint certificate Owner dying prior to the annuity commencement date, the surviving certificate Owner(s) will be deemed the beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

     The Annuitant is the measuring life of the annuity benefits provided under a Certificate. The annuitant may not be changed during the annuitant's lifetime. The Certificate Owner may name a contingent annuitant. The contingent annuitant becomes the annuitant if the annuitant dies while a Certificate is in effect prior to the Annuity Commencement Date. The Certificate Owner will be the contingent annuitant unless the Certificate Owner names someone else. The annuitant must be a natural person. If the annuitant dies and no contingent annuitant has been named, we will allow the Certificate Owner sixty days to designate someone else as annuitant. If all Certificate Owners are not individuals and, through operation of this provision, a Certificate Owner becomes the Annuitant, we will pay the death benefit proceeds to the Beneficiary. If there are joint Certificate Owners, we will treat the youngest of the Certificate Owners as the Contingent Annuitant designated, unless elected otherwise.

THE BENEFICIARY

     The beneficiary is the person to whom we pay death proceeds if the certificate Owner dies prior to the annuity commencement date. See Death Benefit Proceeds for more information. We pay death proceeds to the primary beneficiary (unless there are joint Certificate Owners in which case the death benefit proceeds are payable to the surviving Certificate Owners). If the primary beneficiary dies before the certificate Owner, the death proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death proceeds to the certificate Owner's estate.

     One or more persons may be named as primary beneficiary or contingent Beneficiary. In the case of more than one beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving beneficiaries. Other than equal shares may be specified by the Certificate Owner.

     The Certificate Owner has the right to change beneficiaries during the Certificate Owner's lifetime, unless the primary beneficiary is designated irrevocable. When an irrevocable Beneficiary has been designated, the Certificate Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

     When naming or changing the Beneficiary(ies), the Certificate Owner may specify the form of payments of the Death Benefits. We will honor the specified form of payment to the extent permitted under section 72(s) of the I.R.S. Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

GA-MA-1090                             13

--------------------------------------------------------------------------------


CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

     During the Certificate Owner's lifetime and while a Certificate is in effect under this Contract, the Certificate Owner can transfer ownership of a Certificate or change the beneficiary. To make any of these changes, we require written notice of the change in a form satisfactory to us. If there are joint Certificate Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A change of certificate Owner may affect the amount of death benefit payable under the Certificate. See Proceeds Payable to Beneficiary and Benefit Option Packages.

GA-MA-1090                             14

                     Premium Payments and Allocation Changes
--------------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT

     The Initial Premium payment is required to put a Certificate in effect. The amount and allocation of the Initial Premium payment is shown in each Certificate.

ADDITIONAL PREMIUM PAYMENT OPTION

     Additional premium payments may be made after the Right to Examine period ends. Satisfactory notice to us must be given for additional premium payments. Restrictions on additional premium payments, such as the attained age of the annuitant or certificate Owner and the timing and amount of each payment, are shown in each Certificate. We reserve the right to defer acceptance of or to return any additional premium payments.

     As of the date we receive and accept the Certificate Owner's additional premium payment:

     (1) The accumulation value will increase by the amount of the premium payment less any premium deductions as shown in each Certificate.

     (2) The increase in the accumulation value will be allocated among the Divisions and the Fixed Allocations in accordance with the Certificate Owner's instructions. If the Certificate Owner does not provide such instructions, allocation will be among the Divisions and in proportion to the amount of accumulation value in each Division as of the date we receive and accept the additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

     Where to Make Payments

     Additional premium payments are to be sent to our Customer Service Center. On request, a receipt signed by one of our officers will be provided.

REALLOCATION OF ACCUMULATION VALUE

     The accumulation value may be reallocated among the Divisions, the General Account and the Fixed Account prior to the Annuity Commencement Date. The number of free allocation changes each certificate year that we will allow is shown in each Certificate. To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. Restrictions for reallocation into and out of the Divisions are shown in each Certificate. Some Divisions may have restrictions on allocations. An allocation from the Fixed Allocation may be subject to a Market Value Adjustment. See Market Value Adjustment.

WHAT HAPPENS IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE

     When a distribution is made from an investment portfolio supporting a unit investment trust Division of the Separate Account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in each Certificate unless the Certificate Owner specifies otherwise.

     Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in each Certificate, we must receive satisfactory notice at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the accumulation value for purposes of the number of free allocations permitted.

GA-MA-1090                             15

--------------------------------------------------------------------------------

RESTRICTED FUNDS

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such divisions. The designation of a division as a Restricted Fund may be changed upon 30 days notice to the Owner with regard to future transfers and premium payments into such division. When a new division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to the Owner. Also listed below are the total Contract limits for Restricted Funds.

Restricted Fund Limits

            Maximum
        Allocation % of         Maximum
      Accumulation Value       Premium %        Dollar Cap
      ------------------       ---------        ----------
              30%               99.999%         $9,999,999


THRESHOLDS

Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (premium payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by the Company for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

DOLLAR CAP

The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

PREMIUM THRESHOLD

The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that division or for the Contract, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

ALLOCATION THRESHOLD

Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that division and does not cause the Contract's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.

GA-MA-1090                             16

--------------------------------------------------------------------------------

THRESHOLDS - EFFECT ON WITHDRAWALS

     If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all variable divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn prorata from all divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

THRESHOLD PROCESSING

     For the purpose of calculating any thresholds, the values for the divisions will be determined using the prior day's closing index of investment experience.

GA-MA-1090                             17

                      How We Measure the Accumulation Value
--------------------------------------------------------------------------------

THE VARIABLE SEPARATE ACCOUNTS

     These accounts, which are designated in each Certificate, are kept separate from our General Account and any other separate accounts we may have. They are used to support variable annuity contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Accounts. Income and realized and unrealized gains or losses from assets in these separate accounts are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

     The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. This Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. This Variable Separate Account is also governed by state laws as designated in each Certificate. The trusts may offer unregistered series.

     Divisions of the Variable Separate Account

     A unit investment trust Variable Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios in which they invest, if applicable, are specified in each Certificate. Some of the portfolios designated may be managed by a separate investment adviser. Such adviser will be registered under the Investment Advisers Act of 1940 if required.

     Changes Within the Variable Separate Accounts

     We may, from time to time, make additional Variable Separate Account Divisions available. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a separate account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purposes of this Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We may get prior approval from the insurance department of our state of domicile before making such a substitution. We will also get any required approval from the SEC and any other required approvals before making such a substitution.

     Subject to any required regulatory approvals, we reserve the right to transfer assets of the Divisions of the Variable Separate Account, which we determine to be associated with the class of Contracts to which this Contract belongs, to another Variable Separate Account or Division.

     When permitted by law, we reserve the right to:

     (1) Deregister a Variable Separate Account under the Investment Company Act of 1940;

     (2) Operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;

     (3) Operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;

     (4) Restrict or eliminate any voting rights of Certificate Owners, or other persons who have voting rights as to a Variable Separate Account; and

     (5) Combine a Variable Separate Account with other Variable Separate Accounts.

GA-MA-1090                             18

--------------------------------------------------------------------------------

THE GENERAL ACCOUNT

     The General Account contains all assets of the Company other than those in the Separate Accounts we establish. The Guaranteed Interest Divisions available for investment are shown in the Schedule. We may, from time to time, offer other Divisions where assets are held in the General Account.

VALUATION PERIOD

     Each Division and Fixed Allocation will be valued at the end of each valuation period on a valuation date. A valuation period is each business day together with any non-Business Days before it. A business day is any day the NYSE is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

     The accumulation value of a Certificate is equal to the sum of the amounts in each Division of the Variable Separate Account and General Account and allocations to the Fixed Account. The Certificate Owner selects how the accumulation value is allocated. The maximum number of Divisions and Fixed Allocations to which the Accumulation Value may be allocated at any one time is shown in each Certificate.

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

     On the Certificate Date

     On the certificate date, the accumulation value is allocated to each Division and the Fixed Allocations as shown in each Certificate. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by the Certificate Owner.

     On each Valuation Date

     At the end of each subsequent valuation period, the amount of accumulation value in each Division and fixed allocation will be calculated as follows:

         (1) We take the accumulation value in the Division or Fixed Allocation at the end of the preceding Valuation Period.

         (2) We multiply (1) by the Variable Separate Account Division's net rate of return for the current valuation period, or we calculate the interest to be credited to a Fixed Allocation or Guaranteed Interest Division for the current Valuation Period.

         (3)  We add (1) and (2).

         (4) We add to (3) any additional premium payments (less any premium deductions as shown in each Certificate) allocated to the Division or Fixed Allocation during the current valuation period.

         (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current valuation period.

         (6) We subtract from (5) any partial withdrawals which are allocated to the Division or Fixed Allocation during the current valuation period.

         (7) We subtract from (6) the amounts allocated to that Division or Fixed Allocation for:

              (a) any charges due for optional benefit riders as shown in each Certificate;

              (b) any deductions from Accumulation Value as shown in each Certificate.

All amounts in (7) are allocated to each Division or Fixed Allocation as shown in each Certificate.

GA-MA-1090                             19

--------------------------------------------------------------------------------

FIXED ACCOUNT

     The Fixed Account is a Separate Account under state law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period (or Periods) the Certificate Owner selects. We reset the interest rates for new Fixed Allocations periodically, based on our sole discretion.

     Guarantee Periods

     Each Fixed Allocation is guaranteed an interest rate or rates for a period, a Guarantee Period. The Guaranteed Interest Rates for a fixed allocation are effective for the entire period. The Maturity Date of a Guarantee Period will be the last day of a calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made thirty days or less prior to the Maturity Date.

     Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless the Certificate Owner selects another period prior to a Maturity Date. We will notify the Certificate Owner at least thirty days prior to a Maturity Date of options for renewal. If the period remaining from the expiry of the previous guarantee period to the annuity commencement date is less than the period elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

     We will declare guaranteed interest rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared guaranteed interest rates are subject to change at any time prior to application to specific fixed allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate shown in the Certificate.

     Market Value Adjustments

     A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately.

     The Market Value Adjustment is determined by multiplying the amount of Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                  (      1  +  I           )  N/365
                  (------------------------)           -  1
                  (  1  +  J  +  .0050     )

     Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period; J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation. (The Index Rate is described in each Certificate.)

     Market Value Adjustments will be applied as follows:

         (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.

         (2) For a partial withdrawal, partial transfer or in the case where a portion of a Fixed Allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.

         (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in a particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan.

GA-MA-1090                             20

--------------------------------------------------------------------------------

         (4) If the Market Value Adjustment is positive, it will be credited to the Accumulation Value of a particular Fixed Allocation. If a cash surrender, or full transfer, or application to an Income Plan has been requested, the Market Value Adjustment is added to the amount being withdrawn, transferred or applied to an Income Plan.

MEASUREMENT OF INVESTMENT EXPERIENCE

     Index of Investment Experience

     The investment experience of a Division is determined on each valuation date. We use an index to measure changes in each Division's experience during a valuation period. We set the index at $10 when the first investments in a Division are made. The index for a current valuation period equals the index for the preceding valuation period multiplied by the Experience Factor for the current valuation period.

     How We Determine the Experience Factor (Net Return Factor)

     For Divisions of a unit investment trust separate account the Experience Factor reflects the investment experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a valuation period. The factor is calculated as follows:

         (1) We take the net asset value of the portfolio in which the Division invests at the end of the current valuation period.

         (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current valuation period. We subtract from that amount a charge for our taxes, if any.

         (3) We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.

         (4) We subtract the daily mortality and expense risk charge for each Division shown in each Certificate for each day in the valuation period. This charge is to cover expense and mortality risks that we are assuming.

         (5) We subtract the daily asset based administrative charge shown in each Certificate for each day in the Valuation Period.

     Calculations for Divisions investing in unit investment trusts are on a per unit basis.

     Net Rate of Return for a Variable Separate Account Division
     (Net Return Factor)
     The net rate of return for a Division during a valuation period is the Experience Factor for that valuation period minus one.

     Interest Credited to a Guaranteed Interest Division

     Accumulation Value allocated to a Guaranteed Interest Division will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until the Maturity Date of that Guarantee Period. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

     Interest Credited to a Fixed Allocation

     A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

     We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Guaranteed Interest Rate shown in each Certificate.

GA-MA-1090                             21

--------------------------------------------------------------------------------


CHARGES DEDUCTED FROM ACCUMULATION VALUE FOR EACH PROCESSING PERIOD

     All charges and fees are shown in each Certificate.

     Charge Deduction Division Option

     We will deduct all charges against the accumulation value of a Certificate from the Charge Deduction Division if the Certificate Owner elected this option. If this option was not elected or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

         (1) If these charges are less than the accumulation value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.

         (2) If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any excess over such value will be deducted proportionately from any Fixed Account and Guaranteed Interest Divisions.

     Any charges deducted from the Fixed Account or the General Account will be taken from the Fixed Allocations or the Guaranteed Interest Divisions, starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

     The Certificate Owner may at any time while the Certificate is in effect change the election of this option. To do so, the Certificate Owner must send a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive the request.

GA-MA-1090                             22

                        The Certificate Owner's Benefits
--------------------------------------------------------------------------------

     While a Certificate is in effect, the Certificate Owner has important rights and benefits available. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

     Cash Surrender Value

     The cash surrender value before the annuity commencement date, is determined as follows:

     (1)  We take a Certificate's accumulation value;

     (2)  We adjust for any applicable Market Value Adjustment;

     (3)  We deduct any Surrender Charges; and

     (4) We deduct any charges as shown in each Certificate that have been incurred but not yet deducted, including:

          (a)  any administrative charge that has not yet been deducted;

          (b)  the prorata part of any charges for optional benefit riders; and

          (c)  any applicable premium or other tax.

     Cancelling to Receive the Cash Surrender Value

     The Certificate Owner may, at any time on or before the annuity commencement date and while the Annuitant is living, surrender a Certificate to us. To do this, the Certificate Owner must return the Certificate with a signed request for cancellation to our Customer Service Center.

     The cash surrender value will vary daily. We will determine the cash surrender value as of the date we receive the Certificate and the signed request in our Customer Service Center. All benefits under the Certificate will then end.

     We will usually pay the cash surrender value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PARTIAL WITHDRAWAL OPTION

     After the certificate Date, the Certificate Owner may make partial withdrawals. Partial Withdrawals may be subject to a Surrender Charge. The minimum amount that may be withdrawn is shown in each Certificate. The maximum amount that may be withdrawn is shown in each Certificate. To take a partial withdrawal, satisfactory notice must be sent to our Customer Service Center.

GA-MA-1090                             23

                             Death Benefit Proceeds
--------------------------------------------------------------------------------

PROCEEDS PAYABLE TO THE BENEFICIARY

     Prior to the Annuity Commencement Date

     If the sole certificate Owner dies prior to the annuity commencement date, we will pay the beneficiary the death benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Certificate Owners and any Certificate Owner dies, we will pay the surviving Certificate Owners the death benefit. We will pay the amount on receipt of due proof of the certificate Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Certificate Owner (or all Certificate Owners where there are joint Certificate Owners) is not an individual, the proceeds become payable on the death of the annuitant prior to the Annuity Commencement Date (unless a contingent annuitant survived the annuitant). Only one death benefit is payable under a Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

     How to Claim Payments to Beneficiary

     We must receive proof of the certificate Owner's (or annuitant's) death before we will make any payments to the beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The beneficiary should contact our Customer Service Center for instructions.

GA-MA-1090                             24

                             Benefit Option Packages
--------------------------------------------------------------------------------

     The Contract offers three Benefit Option Packages. The Option Package elected is shown in the Certificate.

ELECTION OF BENEFIT OPTION PACKAGES

     On any Certificate Anniversary prior to the Certificate Owner's Attained Age 80, the Certificate Owner may elect to replace the Benefit Option Package in effect with one of the other Benefit Option Packages provided there are no Joint Certificate Owners and the Certificate Owner and the Annuitant meet the eligibility criteria stated below. Such election must be received in writing at our Customer Service Center on or during the sixty day period immediately preceding the Certificate Anniversary.

     The effective date of the newly elected Benefit Option Package will be the Certificate Anniversary at the end of the sixty day election period. We will issue another Certificate Schedule reflecting the new Benefit Option Package Chosen. This new Schedule will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

SPECIAL FUNDS

     The allocation of Accumulation Value to the Fixed Account, the Guaranteed Interest Divisions and Divisions of the Separate Account may be subject to specific limitations or rules when calculating the Death Benefits provided in each of the Benefit Option Packages described below. Collectively, such allocations are called Special Funds. Special Funds, if any, are shown in the Certificate.

     We may add newly available Divisions as Special Funds. We may also reclassify an existing Division as a Special Fund or remove such designation upon 30 days notice to the Certificate Owner. Such reclassifications will apply to amounts transferred or otherwise allocated to such Division after the date of date of the change. We may reduce any applicable Mortality and Expense Risk Charge for that portion of the Certificate allocated to a Special Fund.

DESCRIPTION OF BENEFIT OPTION PACKAGE I

     Benefit Option Package I is not available if, at the time of election, the Certificate's Accumulation Value is less than $15,000 ($1,500 for Qualified Plans).

     Death Benefit

     The Death Benefit is the greatest of (i), (ii) and (iii) below, where:

     (i) is the Accumulation Value less any Credits applied within 12 months prior to or after death;

     (ii) is the Guaranteed Death Benefit less any Initial Credits applied within 12 months prior to or after death;

     (iii) is the Cash Surrender Value.

     Guaranteed Death Benefit

     The Guaranteed Death Benefit for the Certificate is equal to the sum of I and II below.

     I.   The Guaranteed Death Benefit Base for non-Special Funds

     II.  The Accumulation Value allocated to Special Funds

     On the Certificate Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium, plus any Initial Credits, allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

     (1) Start with the Guaranteed Death Benefit Base for non-Special Funds from the prior Valuation Date.

     (2) Add any additional premiums paid and allocated to non-Special Funds during the current Valuation Period to (1).

     (3) Adjust (2) for any transfers to or from Special Funds during the current Valuation Period.

     (4) Subtract from (3) any Prorata Partial Withdrawal Adjustments for any Partial Withdrawal made from non-Special Funds during the current Valuation Period.

GA-MA-1090                             25

--------------------------------------------------------------------------------

     The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

     Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

     Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

     Prorata Partial Withdrawal Adjustments

     For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Special and non-Special Funds.

     Change of Owner

     A change of Owner will result in recalculation of the Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

     Spousal Continuation upon Death of Owner

     If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

     (a) If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

     (b) The Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

     (c) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

     This addition to Accumulation Value is available only to the spouse of the Owner as of the date of death of the Owner if such spouse under the provisions if the Certificate elects to continue the Certificate as their own.

GA-MA-1090                             26

--------------------------------------------------------------------------------

DESCRIPTION OF BENEFIT OPTION PACKAGE II

     Benefit Option Package II is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans)..

     Death Benefit

     The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

          (i) is the Accumulation Value less any Credits applied within 12 months prior to or after death;

          (ii) is the Guaranteed Death Benefit less any Initial Credits applied within 12 months prior to or after death;

          (iii) is the Cash Surrender Value; and

          (iv) is the Minimum Death Benefit less any Initial Credits applied within 12 months prior to or after death.

     Minimum Death Benefit

     The Minimum Death Benefit shall be the sum of the following:

          1.   The Accumulation Value allocated to Special Funds; and

          2.   Adjusted Premium for non-Special Funds.

     Adjusted Premium for non-Special Funds shall mean all premium, plus any Initial Credits, allocated to non-Special Funds, plus an adjustment for any amounts transferred to non-Special Funds, less a prorata adjustment for any amounts transferred or withdrawn from non-Special Funds. The amount of the prorata adjustment will equal (a) times (b) divided by (c), where (a) is the Adjusted Premium for non-Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to non-Special Funds before the transfer or withdrawal. Adjusted Premium for Special Funds has the same definition, but with respect to amounts allocated to Special Funds.

     Transfers from Special Funds increase the Adjusted Premium for non-Special Funds by the lesser of the reduction of the Adjusted Premium for Special Funds and net Accumulation Value transferred. Transfers from non-Special Funds increase the Adjusted Premium for Special Funds by the reduction in the Adjusted Premium for non-Special Funds.

     Guaranteed Death Benefit

     The Guaranteed Death Benefit for the Certificate is equal to the sum of I and II below.

          I.   The Guaranteed Death Benefit Base for non-Special Funds

          II.  The Accumulation Value allocated to Special Funds

     On the Certificate Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium, plus any Initial Credits, allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

          (1) Start with the Guaranteed Death Benefit Base for non-Special Funds on the prior Valuation Date.

          (2) Add to (1) any additional premium allocated to the non-Special Funds during the current Valuation Period and adjustments for transfers from Special Funds during the current Valuation Period and subtract from (1) any adjustment for transfers to Special Funds during the current Valuation Period and any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken from non-Special Funds during the current Valuation Period.

          (3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 90, which is also a Certificate Anniversary, we set the Guaranteed Death Benefit Base for non-Special Funds equal to the greater of (2) or the Accumulation Value allocated to non-Special Funds prior to the application of any credits on such date. On all other Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is equal to (2).

     The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

GA-MA-1090                             27

--------------------------------------------------------------------------------

     Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

     Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

     Prorata Partial Withdrawal Adjustments

     For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Special and non-Special Funds.

     Change of Owner

     If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package II will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Certificate Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

     Spousal Continuation upon Death of Owner

     If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

          (a) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, before deducting any Initial Credits, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account than available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

          (b) The Guaranteed Death Benefit and the Minimum Death Benefit will continue to apply, using the surviving spouse's age as the determining age.

          (c) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

     This addition to Accumulation Value is available only to the spouse of the Owner as of the date of death of the Owner if such spouse under the provisions of the Certificate elects to continue the Certificate as their own.

GA-MA-1090                             28

--------------------------------------------------------------------------------

DESCRIPTION OF BENEFIT OPTION PACKAGE III

      Benefit Option Package II is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans)..

      Death Benefit

     The Death Benefit is the greatest of (i), (ii), (iii), (iv) and (v) below, where:

          (i) is the Accumulation Value less any Credits applied within 12 months prior to or after death;

          (ii) is the lesser of (a) and (b) less any Initial Credits applied within 12 months prior to or after death where (a) is the Guaranteed Death Benefit, and (b) is the Maximum Guaranteed Death Benefit;

          (iii) is the Cash Surrender Value;

          (iv) is the Minimum Death Benefit less any Initial Credits applied within 12 months prior to or after death; and

          (v) the Alternate Guaranteed Death Benefit less any Initial Credits applied within 12 months prior to or after death.

      Minimum Death Benefit

      The Minimum Death Benefit shall be the sum of the following:

          1.   The Accumulation Value allocated to Special Funds; and

          2.   Adjusted Premium for non-Special Funds.

      Adjusted Premium for non-Special Funds shall mean all premium, plus any Initial Credits, allocated to non-Special Funds, plus an adjustment for any amounts transferred to non-Special Funds, less a prorata adjustment for any amounts transferred or withdrawn from non-Special Funds. The amount of the prorata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for non-Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to non-Special Funds before the transfer or withdrawal. Adjusted Premium for Special Funds has the same definition, but with respect to amounts allocated to Special Funds.

      Transfers from Special Funds increase the Adjusted Premium for non-Special Funds by the lesser of the reduction of the Adjusted Premium for Special Funds and net Accumulation Value transferred. Transfers from non-Special Funds increase the Adjusted Premium for Special Funds by the reduction in the Adjusted Premium for non-Special Funds.

      Guaranteed Death Benefit

     The Guaranteed Death Benefit for the Certificate is equal to the sum of I and II below.

          I.   The Guaranteed Death Benefit Base for non-Special Funds

          II.  The Accumulation Value allocated to Special Funds

      On the Certificate Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium plus any Initial Credits, if applicable, allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

          (1) Start with the Guaranteed Death Benefit Base for non-Special Funds on the prior Valuation Date.

          (2) On the Valuation Date on or first following a Certificate Anniversary only, calculate annual interest on the Guaranteed Death Benefit Base, adjusted for withdrawals and transfers to or from Special Funds, as of that Anniversary.

          (3)  Add (1) and (2).

          (4) Add to (3) any additional premiums allocated to non-Special Funds during the current Valuation Period.

          (5) Add to (or subtract from) (4) adjustments for transfers from (to) Special Funds made during the Valuation Period.

          (6) Subtract from (5) the amount of any Prorata Partial Withdrawal Adjustments for any partial withdrawals made from non-Special Funds during the current Valuation Period.

GA-MA-1090                            29

--------------------------------------------------------------------------------

      The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

      Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

      Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

      Guaranteed Death Benefit Interest Rate

      The Guaranteed Death Benefit Interest Rate is 5%, except for any valuation period ending after the Certificate Anniversary on which the Owner attains age 90, or after the Maximum Guaranteed Death Benefit has been reached, the Guaranteed Death Benefit Interest Rate is 0%.

      Maximum Guaranteed Death Benefit

      The Maximum Guaranteed Death Benefit is equal to three times premium paid plus Initial Credits, reduced by the amount of any Partial Withdrawal Adjustments. The Maximum Guaranteed Death Benefit is allocated proportionally based on the Certificate's allocation to Special and non-Special funds. Transfers and withdrawals will affect the allocation of the Maximum Guaranteed Death Benefit at the same proportion among the Special and non-Special Funds that they bear to the Accumulation Value transferred or withdrawn. Any addition due to spousal continuation will not affect the Maximum Guaranteed Death Benefit or the Guaranteed Death Benefit Base.

      Prorata Partial Withdrawal Adjustments

      For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments

      The Prorata Partial Withdrawal Adjustment to a Death Benefit component is equal to (1) divided by (2), multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Special and non-Special Funds.

      Alternate Guaranteed Death Benefit

     The Alternate Guaranteed Death Benefit for the Certificate is equal to the sum of I and II below.

          I.   The Alternate Guaranteed Death Benefit Base for non-Special Funds

          II.  The Accumulation Value allocated to Special Funds.

      On the Certificate Date, the Alternate Guaranteed Death Benefit Base for non-Special Funds is the initial premium allocated to non-Special Funds plus any Initial Credits. On subsequent Valuation Dates, the Alternate Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

          (1) Start with the Alternate Guaranteed Death Benefit Base for non-Special Funds from the prior Valuation Date.

          (2) Add to (1) any additional premium allocated to the non-Special Funds during the current Valuation Period and adjustments for transfers from Special Funds during the current Valuation Period and subtract from (1) any adjustment for transfers to Special Funds during the current Valuation Period and any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken from non-Special Funds during the current Valuation Period.

          (3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 90, which is also a Certificate Anniversary, we set the Alternate Guaranteed Death Benefit Base for non-Special Funds equal to the greater of (2) or the Accumulation Value prior to the application of any credits on such date. On all other Valuation Dates, the Alternate Guaranteed Death Benefit Base for non-Special Funds is equal to (2).

GA-MA-1090                             30

--------------------------------------------------------------------------------


      The Alternate Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

      Transfers from Special Funds to non-Special Funds will reduce the Alternate Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Alternate Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

      Transfers from non-Special Funds to Special Funds will reduce the Alternate Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Special Funds will equal the reduction in Alternate Guaranteed Death Benefit Base for non-Special Funds.

      Change of Owner

      If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit and the Maximum Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package III will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Certificate Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

      Spousal Continuation upon Death of Owner

      If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

          (a) If the greater of (ii), (iv) and (v) in the Death Benefit provision as of the date we receive due proof of death of the Owner, before deducting any Initial Credits, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in the Separate Account, the addition will be allocated to the Liquid Asset Division, or its successor.

          (b) The Guaranteed Death Benefit, the Alternate Guaranteed Death Benefit, the Minimum Death Benefit, and the Maximum Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

          (c) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

      This addition to Accumulation Value is available only to the spouse of the Owner as of the date of death of the Owner if such spouse under the provisions of the Certificate elects to continue the Certificate as their own.

GA-MA-1090                             31

                             Choosing an Income Plan
--------------------------------------------------------------------------------


ANNUITY BENEFITS

     If the annuitant and certificate Owner are living on the annuity commencement date, we will begin making payments to the certificate Owner. We will make these payments under the annuity option (or options) as chosen initially or as subsequently selected.

     Any portion of the Accumulation Value (minus any applicable premium tax) may be applied to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, such election must indicate if payments are to be made as a Fixed Annuity, a Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity payments are elected, the Assumed Interest Rate (AIR) must also be selected, and the election must specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity Commencement Date shown in the Certificate, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We May Defer). After payments begin, only those payable as Variable Annuity Payments under Option 1 may be commuted to a lump sum.

     Before we pay any Annuity Benefits, we require the return of the Certificate. If the Certificate has been lost, we require the applicable lost Certificate form.

     Fixed Annuity Payments

     If Fixed Annuity payments are chosen, the payment rate for the option chosen, shown in the tables in the Certificate, reflects the minimum guaranteed interest rate. Interest rates actually paid may be higher.

     Variable Annuity Payments

     If Variable Annuity payments are chosen, the initial payment for the option chosen, shown in the Certificate, reflects the Assumed Interest Rate selected. Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in the Certificate if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

     Annuity Units

     The Number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:

          (1) The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by

          (2)  1,000; multiplied by

          (3) The payment rate in the tables shown in the Certificate for the option chosen.

     Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

     Annuity Unit Value

     On any Valuation Date, an Annuity Unit Value is equal to:

          (1) The Annuity Unit Value on the on the previous Valuation Day; multiplied by

          (2) The Annuity Net Return Factor(s) for the Valuation Date; multiplied by

          (3)  A Factor to reflect the AIR.

     The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

GA-MA-1090                             32

--------------------------------------------------------------------------------

     Net Return Factor

     The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

     The Net Rate of Return is equal to:

          (1) The value of the shares of the Division at the end of a Valuation Date; minus

          (2) The value of shares of the Division at the start of the Valuation Date; plus or minus

          (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

          (4) The value of the shares of the Division at the start of the Valuation Date; minus

          (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Certificate for each day in the Valuation Period.

     A Net Return Rate may be more or less than 0%.

     The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

     Annuity Payments shall not be changed due to mortality or expense results.

ALLOCATION CHANGES

     The Certificate Owner has the right to request allocation changes among Divisions of the Variable Separate Account to any other Division then available. After the Annuity Commencement Date, allocation changes in excess of four in any Certificate Year are subject to the Excess Allocation Charge as stated in the Certificate. After Annuity Payments begin, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments.

ANNUITY COMMENCEMENT DATE SELECTION

     The Certificate Owner selects the Annuity Commencement Date. Any date may be elected following the first certificate anniversary but before the required date of annuity commencement as shown in each Certificate. On the Annuity Commencement date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If a date is not selected, the annuity commencement date will be in the month following the required date of annuity commencement.

FREQUENCY SELECTION

     The Certificate Owner chooses the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice, the payments will be made monthly.

THE INCOME PLAN

     While a Certificate is in effect and before the annuity commencement date, the Certificate Owner may choose one or more annuity options to which death benefit proceeds may be applied. If, at the time of the certificate Owner's death, no option has been chosen for paying death benefit proceeds, the beneficiary may choose an option within one year. An annuity option on surrender of the Certificate for its cash surrender value may also be elected. For each option we will issue a separate written agreement putting the option into effect.

     Our approval is needed for any option where:

          (1) The person named to receive payment is other than the certificate Owner or beneficiary; or

          (2)  The person named is not a natural person, such as a corporation;
               or

          (3) Any income payment would be less than the minimum annuity income payment shown in each Certificate.

GA-MA-1090                             33

--------------------------------------------------------------------------------

THE ANNUITY OPTIONS

     Option 1.  Income for a Fixed Period

     Payment is made in equal installments for a fixed number of years. The number of years must be at least 5 and not more than 30.

     Option 2.  Single Life Income

     Payment is made to the person named in equal monthly installments based on one of the following, as elected by the Certificate Owner:

          (a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.

          (b) Payments continue for a period certain and continue thereafter as long as the Annuitant us living. The period certain may be between 5 and 30 years as specified by the Certificate Owner.

          (c) Payments continue as long as the Annuitant is living. At the Annuitant's death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

     Option 3.  Joint Life Income

     This option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments are guaranteed and are made as long as at least one of the named persons is living, based on one of the following, as elected by the Certificate Owner:

          (a) 75% of the payment to continue as long as either Annuitant is living;

          (b)  66 2/3% of the payment to continue after the first death;

          (c)  50 % of the payment to continue after the first death;

          (d) 100% of the payment continues for a period certain of from 5 to 30 years and thereafter as long as either Annuitant is living;

          (e) 100% of the payment to continue if the Secondary Annuitant is the first to die and 50% of the payment to continue if the Primary Annuitant is the first to die;

          (f) 100% of the payment continues as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

     If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(d), the Certificate Owner may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

     Payment may be made under any other mutually agreed upon method.

PAYMENT WHEN NAMED PERSON DIES

     When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

         (1) For Option 1 or for any remaining guaranteed payments under Option 2, payments will be continued.

         (2) For Option 3, no amounts are payable after both named persons have died.

GA-MA-1090                            34

                               General Provisions
--------------------------------------------------------------------------------

ENTIRE CONTRACT

     This Contract, including any attached Rider, Endorsement, amendment and the application of the contractholder, constitute the entire Contract between the contractholder and us. All statements made by the contractholder, any certificate Owner or any annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the contractholder or in a written instrument signed by the certificate Owner, a copy of which has been furnished to the certificate Owner, the beneficiary or to the contractholder.

SENDING NOTICE TO US

     Any written notices or requests should be sent to our Customer Service Center.

REPORTS TO CERTIFICATE OWNER

     We will send the Certificate Owner a report, at least once during each Certificate year, showing the accumulation value and the cash surrender value of each Certificate as of the end of the certificate processing period. The report will also show the allocation of the accumulation value as of such date and the amounts deducted from or added to the accumulation value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

     We will also send copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Accounts invest, as well as any other reports, notices or documents required by law to be furnished to certificate Owners.

ASSIGNMENT

     Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the Certificate ownership. The Certificate Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THE CONTRACT

     This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CONTRACT CHANGES - APPLICABLE TAX LAW

     We reserve the right to make changes in this Contract or its riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and the Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

     If an age or sex has been misstated, the amounts payable or benefits provided under the Contract, as described in each Certificate, will be those that the premium payment made would have bought at the correct age or sex.

NON-PARTICIPATING

     Neither this Contract, nor its Certificates, participates in the divisible surplus of Golden American Life Insurance Company.

GA-MA-1090                             35

--------------------------------------------------------------------------------

PAYMENTS WE MAY DEFER

     We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:

          (1)  The NYSE is closed for trading;

          (2)  The SEC determines that a state of emergency exists; or

          (3) An order or pronouncement of the SEC permits a delay for the protection of certificate Owners.

          (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

     During such times, as to amounts allocated to the Variable Separate Account Divisions, we may delay:

          (1)  Determination and payment of the cash surrender value;

          (2) Determination and payment of any death benefit if death occurs before the annuity commencement date;

          (3)  Allocation changes of the accumulation value; or

          (4)  Application of the accumulation value under an income plan.

As to the amounts allocated to a Guaranteed Interest Division in the General Account and as to amounts allocated to Fixed Allocations of the Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year or greater if required by state law, on any Cash Surrender Value payment derived from a Fixed Allocation or Guaranteed Interest Division that we defer for 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

     All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

         (1)  Change any of the Contract's terms; or

         (2)  Make any agreement binding on us.

COMPUTATIONS

     We have filed a detailed statement of our computations with the insurance supervisory official in appropriate jurisdictions. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.

FACILITY OF PAYMENT

     If no beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

INCONTESTABILITY

     The benefits under this Contract will not be contested, except for nonpayment of premiums, after it has been in effect during the annuitant's lifetime for two years from the certificate date.

CERTIFICATES

     Certificates will be furnished by us.

CONFORMITY WITH LAW

     If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.

GA-MA-1090                             36

--------------------------------------------------------------------------------

RECORDS

     The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

     A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt. If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.

GA-MA-1090                             37

DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT
- NO DIVIDENDS

     Variable Cash Surrender Values while a Certificate Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial withdrawal option. Non-participating. Investment results reflected in values.


GA-MA-1090